EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-KSB/A, into the Company's previously filed Registration Statements on Form S-8 (No. 33-76614 and No. 333-46383) and on Form S-3 (No. 333-50769 and No. 333-63915).

ARTHUR ANDERSEN LLP

Houston, Texas
October 8, 1998